Exhibit 99.1

May 16, 2006

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 16, 2006 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen week period ended April 1, 2006.

         Net sales for the thirteen weeks ended April 1, 2006 increased 8% to $4.6 million compared with net sales of $4.2 million for the thirteen weeks ended April 2, 2005.

         For the thirteen weeks ended April 1, 2006, the Company reported a slight increase in operating income to $132,000 as compared with operating income of $130,000 for the comparable 2005 period. The Company's operating results continued to be negatively impacted during the thirteen week period ended April 1, 2006 as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses and higher packaging and freight charges. The Company expects that during the remainder of 2006 its operating expenses will continue to be affected by these same factors.

         Net income for the thirteen weeks ended April 1, 2006 decreased slightly to $71,000 ($0.01 per share) compared to $76,000 ($0.01 per share) for the thirteen week period ended April 2, 2005.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our results reflect the increasing demand for our TOFUTTI brand soy-based, dairy-free frozen desserts and food products and positive initial market reaction for our new products. We are continuing our efforts to improve our operating results and look forward to improved margins and increased market penetration during the approaching summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                               -------------------
                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                                          Thirteen      Thirteen
                                                           weeks          weeks
                                                           ended          ended
                                                           4/1/06         4/2/05
                                                           ------         ------

Net sales ........................................         $4,588         $4,240

Cost of sales ....................................          3,393          3,027
                                                           ------         ------
Gross profit .....................................          1,195          1,213

Operating expenses ...............................          1,063          1,083
                                                           ------         ------
Operating income .................................            132            130

Interest income ..................................            --               1
                                                           ------         ------
Income before income taxes .......................            132            131

Income taxes .....................................             61             55
                                                           ------         ------
Net income .......................................         $   71         $   76
                                                           ======         ======
Net income per common share:

         Basic ...................................         $ 0.01         $ 0.01
                                                           ======         ======
         Diluted .................................         $ 0.01         $ 0.01
                                                           ======         ======
Weighted average
     common shares outstanding:

         Basic ...................................          5,446          5,637
                                                           ======         ======
         Diluted .................................          6,013          6,223
                                                           ======         ======

                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)


                                                              April 1, 2006         December 31, 2005
                                                              -------------         -----------------
                                                              (Unaudited)
Assets
Current assets:
     Cash and equivalents                                        $  306                  $1,256
     Accounts receivable, net of allowance
       for doubtful accounts of $308 and
       $291, respectively                                         1,999                   2,643
     Inventories                                                  2,224                   2,045
     Prepaid expenses                                                43                      51
     Deferred income taxes                                          577                     577
                                                                    ---                     ---
           Total current assets                                   5,149                   6,572

     Fixed assets (net of accumulated
       depreciation of $16
       and $14, respectively)                                        32                      34
            Other assets                                             16                      16
                                                                     --                     ---
                                                                 $5,197                  $6,622
                                                                 ======                  ======
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                              $783                  $1,442
     Accrued expenses                                               125                     479
     Accrued officers' compensation                                 500                     500
     Income taxes payable                                           369                     478
                                                                    ---                     ---
            Total current liabilities                             1,777                   2,899
                                                                  -----                   -----
Commitments and contingencies
Stockholders' equity:
     Preferred stock                                                 --                      --
     Common stock                                                    54                      55
     Additional paid-in capital                                      --                      --
     Retained earnings                                            3,366                   3,668
                                                                  -----                   -----
            Total stockholders' equity                            3,420                   3,723
                                                                  -----                   -----
            Total liabilities and stockholders' equity           $5,197                  $6,622
                                                                 ======                  ======
